LivePerson Announces Second Quarter 2019 Financial Results

-- Generates record revenue and accelerates to 15% year-over-year growth in the second quarter --

-- Raises 2019 revenue guidance on record contract signings and rapid sales pipeline expansion --

-- Signs a record 9, seven-figure deals in Q2, matching the number signed for the entirety of 2018 --

-- Adjusts profit guidance as we pull forward sales hires and product investments to meet demand inflection --

NEW YORK, July 31, 2019 /PRNewswire/ -- LivePerson, Inc. (NASDAQ: LPSN), a leading provider of conversational commerce solutions, today announced financial results for the second quarter ended June 30, 2019.

Second Quarter Highlights
Total revenue was $71.0 million for the second quarter of 2019, an increase of 15% as compared to the same period last year. Within total revenue, business operations revenue for the second quarter of 2019 increased 14% year over year to $64.8 million, and revenue from consumer operations increased 24% year over year to $6.1 million.

LivePerson signed 142 deals in the second quarter, an increase of 50% year over year, fueled in nearly equal parts by the addition of 74 new and 68 existing customer contracts. Trailing-twelve-months average revenue per enterprise and mid-market customer increased approximately 20% in the second quarter to a record $310,000, up from approximately $255,000 in the equivalent prior-year period.

"The second quarter marked an inflection point for LivePerson, as our momentum accelerated across industries and geographies, with both new and existing customers," said CEO and founder, Rob LoCascio. "We've had a vision for how the Conversational Commerce industry would unfold, but due to strong execution on our previous investments and the robust demand this has created, we are now seeing opportunities to accelerate our platform adoption. Our conviction in LivePerson's ability to lead the industry and drive to our long-term target of at least 25% revenue growth continues to increase."

"75% growth in contract values signed for the first half of 2019 versus first half of 2018, and nearly 75% growth in pipeline value since the start of 2019, are just two indications of the demand inflection we are seeing," added CFO Chris Greiner." Despite already adding nearly 40 quota carriers this year, our sales pipeline continues to outstrip our capacity to effectively service demand. LivePerson is now tracking ahead of our initial 2019 plan, and we are raising our revenue guidance, accordingly. We are also pulling forward investments in additional quota carriers and product development that will enable us to move faster to capture this giant market opportunity."
Customer Expansion
During the second quarter, the Company signed contracts with the following new customers:

•	One of the largest telcos in North America

•	A top five global apparel retailer

•	A multi-billion dollar international department store chain

•	One of the largest fast food chains in the U.S.

•	A multi-billion dollar auto parts retailer
The Company also expanded business with:

•	A Fortune 100 multinational finance company

•	A multinational provider of automotive financial solutions

•	A multi-billion dollar global computer software company

•	One of the largest e-commerce companies in Japan

•	A Fortune 100 provider of insurance and financial services

Net Loss and Adjusted Operating (Loss) Income
Net loss for the second quarter of 2019 was $24.0 million or $0.38 per share, as compared to a net loss of $8.3 million or $0.14 per share in the second quarter of 2018. Adjusted operating loss for the second quarter of 2019 was $9.1 million, as compared to adjusted operating income of $0.4 million in the second quarter of 2018. Adjusted operating (loss) income excludes amortization of purchased intangibles, stock-based compensation, other litigation and consulting costs, restructuring costs, acquisition costs, and other income, net.
Net loss in the second quarter of 2019 included charges of $1.9 million ($0.03 per share), primarily associated with IP litigation and consulting services. The second quarter of 2018 net loss included charges of $3.7 million ($0.06 per share), primarily associated with severance and IP litigation.
Adjusted EBITDA (Loss)
Adjusted EBITDA for the second quarter of 2019 was a loss of $5.3 million or $0.08 per share, as compared to income of $3.8 million or $0.06 per share in the second quarter of 2018. Adjusted EBITDA excludes amortization of purchased intangibles, stock-based compensation, depreciation, other litigation and consulting costs, restructuring costs, acquisition costs, provision for (benefit from) income taxes, and other income, net.
A reconciliation of the non-GAAP financial measures to GAAP measures has been provided in the financial tables included in this press release. An explanation of the non-GAAP financial measures and how they are calculated is included below under the heading "Non-GAAP Financial Measures."
Cash and Cash Equivalents
The Company's cash balance was $224.7 million at June 30, 2019, as compared to $66.4 million at December 31, 2018. Cash, net of the carrying amount of our convertible debt, was $50.9 million.
Financial Expectations
With strong first half results, a robust sales pipeline, and ramping productivity from new sales hires, the Company is raising 2019 revenue guidance to a range of $288.5 million to $292.0 million, up from the previously guided range of $284.5 million to $291.5 million. The new guidance range calls for 2019 revenue growth of 15% to 17%, and anticipates 15% to 17% growth in the third quarter, and acceleration to 17% to 21% growth in the fourth quarter.

In order to meet increased demand, the Company is also revising guidance for 2019 adjusted EBITDA to a range of $0.0 million to $5.0 million from the previously guided range of $10.0 million to $15.0 million. The $10.0 million variance between the new and prior midpoints of $2.5 million and $12.5 million, respectively, can be accounted for as follows. Approximately one-half of the spend is tied to higher quota carrier and marketing capacity to meet increased demand. Approximately one-quarter is tied to engineering investments to support emerging product opportunities with customers such as social, outbound marketing and in-store retail. Approximately one-quarter is tied to higher Consumer segment marketing spend given the positive year-to-date returns.

The Company's detailed financial expectations are as follows:

Third Quarter 2019

Guidance
Revenue (in millions)	$74.0 - $75.0
GAAP net loss per share	$(0.29) - $(0.24)
Adjusted operating loss	$(3.8) - $(0.8)
Adjusted EBITDA (loss)	$0.0 - $3.0
Fully diluted share count	65.3 million

Full Year 2019

	Updated Guidance	Previous Guidance
Revenue (in millions)	$288.5 - $292.0	$284.5 - $291.5
GAAP net loss per share	$(1.15) - $(1.06)	$(0.92) - $(0.83)
Adjusted operating loss	$(15.6) - $(10.6)	$(6.6) - $(1.6)
Adjusted EBITDA	$0.0 - $5.0	$10.0 - $15.0
Fully diluted share count	63.7 million	63.2 million

Other Full Year 2019 Assumptions

•	Estimated IP litigation expense of approximately $5.0 million ($0.08 per share) and consulting, severance and restructuring of $3.6 million ($0.06 per share)

•	Amortization of purchased intangibles of approximately $3.0 million

•	Stock-based compensation expense of approximately $33.3 million

•	Depreciation of approximately $16.0 million

•	Interest and other expense of $8.0 million

•	Cash taxes paid of $2.0 million to $4.0 million. A GAAP tax liability of approximately $3.0 million

•	Capital expenditures of approximately $32.0 million

Furthermore, as a percent of revenue for the year, including amortization of purchased intangibles and stock-based compensation, but excluding non-recurring expenses discussed above, we anticipate gross profit to be approximately 74.0%, sales and marketing 48.5%, product development 27.0% and G&A at 15.5%.

Stock-Based Compensation
Included in the accompanying financial results are expenses related to stock-based compensation, as follows (in thousands):

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
Cost of revenue	$528	$230	$1,148	$384
Sales and marketing	2,095	1,373	3,694	2,259
General and administrative	2,825	1,182	5,391	2,022
Product development	3,857	1,041	6,238	1,599
Total	$9,305	$3,826	$16,471	$6,264

Amortization of Purchased Intangibles
Included in the accompanying financial results are expenses related to the amortization of purchased intangibles, as follows (in thousands):

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
Cost of revenue	$285	$287	$570	$574
Amortization of purchased intangibles	438	424	899	848
Total	$723	$711	$1,469	$1,422

Supplemental Second Quarter 2019 Presentation
LivePerson will post a presentation providing supplemental information for the second quarter 2019 on the investor relations section of the Company’s web site at http://www.liveperson.com/ir.
Earnings Teleconference Information
The Company will discuss its second quarter 2019 financial results during a teleconference today, July 31, 2019. To participate via telephone, callers should dial in five to ten minutes prior to the 5:00 p.m. Eastern start time; domestic callers (U.S. and Canada) should dial 877-507-3684, while international callers should dial 928-328-1244, and both should reference the conference ID "1199473."
The conference call will also be simulcast live on the Internet and can be accessed by logging onto the investor relations section of the Company’s web site at http://www.liveperson.com/company/ir.
If you are unable to participate in the live call, the teleconference will be available for replay approximately two hours after the call. To access the replay, please call 855-859-2056 (U.S. and Canada) or 404-537-3406 (international). Please reference the conference ID "1199473." A replay will also be available on the investor relations section of the Company’s web site at http://www.liveperson.com/company/ir.

About LivePerson
LivePerson makes life easier by transforming how people communicate with brands. Our 18,000 customers, including leading brands like HSBC, Orange, and The Home Depot, use our conversational commerce solutions to orchestrate humans and AI, at scale, and create a convenient, deeply personal relationship — a conversational relationship — with their millions of consumers. For more information about LivePerson (NASDAQ: LPSN), please visit www.liveperson.com.

Non-GAAP Financial Measures
Investors are cautioned that the following financial measures used in this press release are defined as “non-GAAP financial measures” by the Securities and Exchange Commission: adjusted EBITDA, or earnings/(loss) before provision for (benefit from) income taxes, other (income)/expense, depreciation and amortization, stock-based compensation, restructuring costs, acquisition costs and other costs; and adjusted operating income excluding amortization, stock-based compensation, restructuring costs, acquisition costs, deferred tax asset valuation allowance, and other costs.

A reconciliation of non-GAAP financial information to GAAP financial information is not a financial measure under generally accepted accounting principles (GAAP). In addition, non-GAAP financial information should not be construed as an alternative to any other measures of performance determined in accordance with GAAP, or as an indicator of our operating performance, liquidity or cash flows generated by operating, investing and financing activities as there may be significant factors or trends that it fails to address. We present non-GAAP financial information because we believe that it is helpful to some investors as one measure of our operations.

Safe Harbor Provision
Statements in this press release regarding LivePerson that are not historical facts are forward-looking statements and are subject to risks and uncertainties that could cause actual future events or results to differ materially from such statements.  Any such forward-looking statements, including but not limited to financial guidance, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  It is routine for our internal projections and expectations to change as the quarter and year progress, and therefore it should be clearly understood that the internal projections and beliefs upon which we base our expectations may change.  Although these expectations may change, we are under no obligation to inform you if they do.  Actual events or results may differ materially from those contained in the projections or forward-looking statements.  Some of the factors that could cause actual results to differ materially from the forward-looking statements contained herein include, without limitation: potential fluctuations in our quarterly revenue and operating results; competition in the markets for mobile and online business messaging and digital engagement technology ; our ability to retain existing clients and attract new clients; privacy concerns relating to the Internet that could result in new legislation or negative public perception; risks related to new regulatory or other legal requirements that could materially impact our business; failures or security breaches in our services, those of our third party providers, or in the websites of our customers; potential adverse impact due to foreign currency exchange rate fluctuations; economic conditions and regulatory changes caused by the United Kingdom’s exit from the European Union; our ability to retain key personnel, attract new personnel and to manage staff attrition; supporting our existing and growing customer base could strain our personnel resources and infrastructure; risks relating to governmental export controls and economic sanctions; our ability to effectively operate on mobile devices; risks related to industry-specific regulation and unfavorable industry-specific laws, regulations or interpretive positions; the adverse effect that the global economic downturn may have on our business and results of operations; risks related to the ability to successfully integrate past or potential future acquisitions; additional regulatory requirements, tax liabilities, currency exchange rate fluctuations and other risks as we expand internationally and/or as we expand into direct-to-consumer services; risks related to the regulation or possible misappropriation of personal information belonging to our customers’ Internet users; potential failure to meeting service level commitments to certain customers; technology systems beyond our control and technology-related defects that could disrupt the LivePerson services; risks related to protecting our intellectual property rights or potential infringement of the intellectual property rights of third parties; legal liability and/or negative publicity for the services provided to consumers via our technology platforms; technological or other defects could disrupt or negatively impact our services; errors, failures or “bugs” in our products may be difficult to correct; increased allowances for doubtful accounts as a result of an increasing amount of receivables due from customers with greater credit risk; payment-related risks; delays in our implementation cycles; impairments to goodwill that result in significant charges to earnings; risk associated with the limitations on the effectiveness of our controls; our history of losses; risks associated with the recent volatility in the capital markets; our ability to secure additional financing to execute our business strategy; our ability to license necessary third party software for use in our products and services, and our ability to successfully integrate third party software; our ability to maintain our reputation;

risks related to our recognition of revenue from subscriptions; our lengthy sales cycles; risks related to our operations in Israel, and the civil and political unrest in that region; changes in accounting principles generally accepted in the United States; risks associated with any future stock repurchase programs, including whether such programs will enhance long-term stockholder value, and whether such stock repurchases could increase the volatility of the price of our common stock and diminish our cash reserves; natural catastrophic events and interruption to our business by man-made problems; potential limitations on our ability to use net operating losses to offset future taxable income; risks relating to recently-enacted changes to the U.S. tax laws; and risks related to our common stock being traded on more than one securities exchange. This list is intended to identify only certain of the principal factors that could cause actual results to differ from those discussed in the forward-looking statements.  Readers are referred to the reports and documents filed from time to time by us with the Securities and Exchange Commission for a discussion of these and other important factors that could cause actual results to differ from those discussed in forward-looking statements.

LivePerson, Inc.
Condensed Consolidated Statements of Operations
(In Thousands, Except Share and Per Share Data)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
Revenue	$70,959	$61,660	$137,361	$119,901

Costs and expenses:
Cost of revenue	18,049	16,036	36,698	29,990
Sales and marketing	39,343	25,392	72,379	49,523
General and administrative	13,763	11,499	27,930	21,622
Product development	20,182	14,219	38,355	27,471
Restructuring costs	205	1,906	484	2,084
Amortization of purchased intangibles	438	424	899	848
Total costs and expenses	91,980	69,476	176,745	131,538

Loss from operations	(21,021)	(7,816)	(39,384)	(11,637)

Other (expense) income, net	(2,267)	31	(2,201)	160

Loss before provision for income taxes	(23,288)	(7,785)	(41,585)	(11,477)

Provision for income taxes	699	536	1,292	47

Net loss	$(23,987)	$(8,321)	$(42,877)	$(11,524)

Net loss per share of common stock:
Basic	$(0.38)	$(0.14)	$(0.69)	$(0.20)
Diluted	$(0.38)	$(0.14)	$(0.69)	$(0.20)

Weighted-average shares used to compute net loss per share:
Basic	62,350,787	58,648,195	61,889,072	57,982,648
Diluted	62,350,787	58,648,195	61,889,072	57,982,648

LivePerson, Inc.
Reconciliation of Non-GAAP Financial Information to GAAP
(In Thousands, Except Share and Per Share Data)
(Unaudited)

	Three Months Ended				Six Months Ended
	June 30,				June 30,
	2019		2018		2019		2018
Reconciliation of Adjusted EBITDA (Loss)(1):
GAAP net loss	$(23,987)		$(8,321)		$(42,877)		$(11,524)
Add/(less):
Amortization of purchased intangibles	723		711		1,469		1,422
Stock-based compensation	9,305		3,826		16,471		6,264
Depreciation	3,762		3,428		7,643		6,786
Other litigation and consulting costs	1,727	(2)	1,768	(2)	4,144	(4)	3,038	(4)
Restructuring costs	205	(3)	1,906	(3)	484	(5)	2,084	(5)
Acquisition costs	—		—		648		—
Provision for income taxes	699		536		1,292		47
Other expense (income), net	2,267		(31)		2,201		(160)
Adjusted EBITDA (loss) (1)	$(5,299)		$3,823		$(8,525)		$7,957
Diluted adjusted EBITDA (loss) per common share	$(0.08)		$0.06		$(0.14)		$0.13

Weighted average shares used in diluted adjusted EBITDA (loss) per common share	62,350,787		60,885,719		61,889,072		59,855,017

Reconciliation of Adjusted Operating (Loss) Income:
Loss before provision for income taxes:	$(23,288)		$(7,785)		$(41,585)		$(11,477)
Add/(less):
Amortization of purchased intangibles	723		711		1,469		1,422
Stock-based compensation	9,305		3,826		16,471		6,264
Other litigation and consulting costs	1,727	(2)	1,768	(2)	4,144	(4)	3,038	(4)
Restructuring costs	205	(3)	1,906	(3)	484	(5)	2,084	(5)
Acquisition costs	—		—		648		—
Other expense (income), net	2,267		(31)		2,201		(160)
Adjusted operating (loss) income	$(9,061)		$395		$(16,168)		$1,171

(1) Earnings/(loss) before provision for (benefit from) income taxes, other (income)/expense, net, depreciation and amortization, stock-based compensation, restructuring costs, acquisition costs and other costs.

(2) Includes litigation costs of $1.1 million and consulting costs of $0.6 million for the three months ended June 30, 2019 and litigation costs of $1.2 million, consulting costs of $0.4 million, and executive relocation costs of $0.2 million for the three months ended June 30, 2018.

(3) Includes severance costs and other compensation related costs of $0.2 million for the three months ended June 30, 2019 and $1.9 million for the three months ended June 30, 2018.
(4) Includes litigation costs of $2.2 million and consulting costs of $1.9 million for the six months ended June 30, 2019 and litigation costs of $2.1 million, consulting costs of $0.4 million, executive recruitment costs of $0.3 million, and executive relocation costs of $0.2 million for the six months ended June 30, 2018

(5) Includes severance costs and other compensation related costs of $0.5 million for the six months ended June 30, 2019 and $2.1 million for the six months ended June 30, 2018.

LivePerson, Inc.
Reconciliation of Non-GAAP Financial Information to GAAP - (continued)
(In Thousands)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
Reconciliation of Net Cash Used In Operating Activities:
Adjusted EBITDA (loss) (1)	$(5,299)	$3,823	$(8,525)	$7,957
Add/(less):
Changes in operating assets and liabilities	2,157	(4,998)	(21,054)	(10,897)
Accretion of debt discount	2,263	—	2,990	—
Provision for doubtful accounts	436	366	938	862
Provision for income taxes	(699)	(536)	(1,292)	(47)
Deferred income taxes	61	25	114	41
Amortization of tenant allowance	(129)	(41)	(258)	(83)
Debt issuance costs	256	—	376	—
Other (expense) income, net	(2,267)	31	(2,201)	160
Net cash used in operating activities	$(3,221)	$(1,330)	$(28,912)	$(2,007)

(1) Earnings/(loss) before provision for (benefit from) income taxes, other (income)/expense, net, depreciation and amortization, stock-based compensation, restructuring costs, acquisition costs and other costs.

LivePerson, Inc.
Reconciliation of Projected Non-GAAP Financial Information to GAAP
(In Thousands)
(Unaudited)

	Three Months Ended	Twelve Months Ended
	September 30, 2019	December 31, 2019
Reconciliation of Projected Adjusted EBITDA: (1)
GAAP net loss	$(18,100) - $(14,900)	$(71,600) - $(66,260)
Add/(less):
Amortization of purchased intangibles	700	3,000
Stock-based compensation	7,800	33,300
Depreciation	3,800	16,000
Other costs	1,700	8,600
Other expense, net	2,900	8,000
Provision for income taxes	1,200 - 1,000	2,700 - 2,400
Adjusted EBITDA	$0 - $3,000	$0 - $5,000

Reconciliation of Projected Adjusted Operating Loss: (1)
Loss before provision for income taxes	$(16,900) - $(13,900)	$(68,400) - $(63,400)
Add/(less):
Amortization of purchased intangibles	700	3,000
Stock-based compensation	7,800	33,300
Other costs	1,700	8,600
Other expense, net	2,900	8,000
Adjusted operating (loss)	$(3,800) - $(800)	$(15,600) - $(10,600)

(1) Certain items may not total due to rounding.

LivePerson, Inc.
Condensed Consolidated Balance Sheets
(In Thousands)

	June 30, 2019	December 31, 2018
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$224,727	$66,449
Accounts receivable, net	51,467	46,023
Prepaid expenses and other current assets	35,317	22,613
Total current assets	311,511	135,085

Operating lease right of use asset	15,956	—
Property and equipment, net	58,294	43,735
Intangibles, net	12,652	13,832
Goodwill	95,016	95,031
Deferred tax assets	710	713
Other assets	1,880	1,707
Total assets	$496,019	$290,103

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$8,320	$8,174
Accrued expenses and other current liabilities	45,208	50,662
Deferred revenue	69,359	55,015
Operating lease liability	6,442	—
Total current liabilities	129,329	113,851

Deferred revenue	710	222
Convertible senior note, net	173,817	—
Other liabilities	198	4,205
Operating lease liability, net of current portion	13,443	—
Deferred tax liability	1,206	1,096
Total liabilities	318,703	119,374

Commitments and contingencies
Total stockholders' equity	177,316	170,729
Total liabilities and stockholders' equity	$496,019	$290,103

Investor contact:
Matthew Kempler
212-609-4214
mkempler@liveperson.com